EXHIBIT (J)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1a of our report dated November 14, 2000, relating to the financial statements and financial highlights of The Gabelli Westwood Funds which appear in the September 30, 2000 Annual Report to Shareholders of The Gabelli Westwood Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Auditors" and "Financial Statements" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
January 25, 2001

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